UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 21, 2014

Date of Report

(Date of earliest event reported)

THAT MARKETING SOLUTION, INC.

 (Exact name of registrant as specified in its charter)

NEVADA	333-184795	99-0379615
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

4535 South 2300 East, Suite B

Salt Lake City, Utah  84117

 (Address of Principal Executive Offices)

(866) 731-8882

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 20, 2014, the Board of Directors of That Marketing Solution, Inc., a Nevada corporation (the “Company”), and the Company’s majority stockholder, Darren Lopez, who beneficially owns approximately 90.5 percent of the Company’s issued and outstanding shares of common stock, resolved to amend the Company’s Amended and Restated Articles of Incorporation dated September 17, 2014, to reduce the par value of both the Company’s authorized class of common stock and its authorized class of preferred stock from one mill ($0.001) per share to one-tenth of one mill ($0.0001) per share.  There were no changes to the authorized number of such shares or to any of the rights or preferences thereof.

A copy of the Certificate of Amendment effectuating this change, which was filed with the Nevada Secretary of State effective as of November 21, 2014, is attached as Exhibit 3 hereto and incorporated herein by reference.  See Item 9.01 of this Current Report.

Item 9.01  Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.

Description of Exhibit

3

Certificate of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THAT MARKETING SOLUTION,

INC., a Nevada corporation

Date:  November 21, 2014

/s/ Louis J. Zant, III

                        Louis J. Zant, III, Chief Executive

Officer